UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

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[ ]	Soliciting Material Pursuant to § 240.14a-12

DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP

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IMPORTANT NOTICE REGARDING THE

INTERNET AVAILABILITY OF CONSENT MATERIALS

June 15, 2017

Re: The biennial consent solicitation of the Limited Partners to the sale of all of the Partnership’s Properties and dissolution of the Partnership

Dear Limited Partner:

As a Limited Partner in DiVall Insured Income Properties 2 Limited Partnership (the “Partnership”), you and our other Limited Partners are being provided an opportunity to consent to a sale of the Partnership’s properties (the “Properties”) and the dissolution of the Partnership (“Proposed Sale and Dissolution”). This consent solicitation is made on behalf of the Partnership by The Provo Group, Inc., as General Partner of the Partnership.

During the consent solicitation process in May 2001, we expressed to our Limited Partners that if the holders of a majority of our outstanding Limited Partnership interests (“Units”) did not consent to the Proposed Sale and Dissolution (in 2001, 74% voted against such sale and dissolution) proposed at that time that we would circulate a new consent solicitation every two years to provide the Limited Partners additional opportunities to authorize the Proposed Sale and Dissolution. We conducted similar consent solicitation processes in 2003, 2005, 2007, 2011, 2013 and 2015, and in each instance the holders of a majority of our outstanding Units did not authorize such a sale and dissolution. In 2009, the holders of a majority of our outstanding Units voted, in response to the Partnership’s consent solicitation, to extend the term of the Partnership to November 30, 2020.

On or about June 15, 2017, we began mailing a Notice of Internet Availability (“Notice”) of the Partnership’s Consent Solicitation Materials (as defined below) to you and the other Limited Partners informing you that the Consent Statement, Consent Card, our 2016 Annual Report on Form 10-K, and voting instructions are available on the Internet at www.divallproperties.com/relations.php. As is more fully described in the Notice, Limited Partners may choose to access the Consent Solicitation Materials on the Internet, or may request to receive a paper copy of the Consent Solicitation Materials at no charge by July 10, 2017 to facilitate timely delivery. The request can be made via telephone at 1-800-547-7686 (DiVall Investor Relations), e-mail to edevera@phxa.com, or the Internet at www.divallproperties.com/newsletter.php. This hard copy election will apply to future consent solicitation packages by us as well. If you print the on-line Consent Card, please call DiVall Investor Relations at 1-800-547-7686 for your specific investor label information that must be included on the Consent Card prior to executing and mailing.

No meeting will be held in connection with this 2017 solicitation of consents from the Limited Partners. To be counted, a properly executed, signed and labeled Consent Card must be received by the independent voting tabulator Phoenix American Financial Services, Inc. (the “Tabulator”), located at 2401 Kerner Blvd, San Rafael, CA 94901, on or before July 31, 2017.

Only Limited Partners of record at the close of business on May 31, 2017 will be entitled to vote by executing and returning a Consent Card. A vote “FOR” the Proposed Sale and Dissolution by holders of a majority of our outstanding Units will authorize the Partnership to proceed with the Proposed Sale and Dissolution.

NOTICE OF INTERNET AVAILABILITY

June 15, 2017

Page | 2

Because the Proposed Sale and Dissolution requires holders of a majority of our outstanding Units to provide “FOR” consents to pass, a vote to “ABSTAIN” and the failure to return a signed Consent Card enclosed would have the same effect as a vote “AGAINST”.

Although we are circulating consents to poll the Limited Partners, the General Partner recommends a vote “AGAINST” the Proposed Sale and Dissolution.

If we do not receive sufficient consents for the Proposed Sale and Dissolution by July 31, 2017, we will continue to operate the Partnership . . . business as usual. We will also circulate a new consent solicitation in two years to again poll Limited Partner preferences regarding the potential sale of all of the Properties and the dissolution of the Partnership. If, however, holders of more than 50% of all outstanding Units consent to the Proposed Sale and Dissolution, we will move forward with a competitive bid process to sell the Properties and liquidate and dissolve the Partnership.

This letter is not a form for providing your consent and presents only an overview of the more complete consent materials, which contain important information and are available on the Internet or by mail upon request as described above. The General Partner encourages you to access the consent materials and review them carefully before mailing in a fully labeled, executed and signed Consent Card.

Sincerely,

The Provo Group, Inc., as General Partner of

DiVall Insured Income Properties 2, Limited Partnership

By:
Bruce A. Provo
President

Enclosure

WHAT YOU SHOULD KNOW ABOUT

NOTICE OF AND INTERNET ACCESS TO THE CONSENT MATERIALS

Q: Why did I receive a Notice of the Internet Availability (the “Notice”) of the Partnership’s consent solicitation materials instead of a full set of printed consent solicitation materials?

Securities and Exchange Commission (“SEC”) rules allow us to provide access to our consent solicitation materials over the Internet instead of mailing a full set of such materials which includes the Consent Statement, Consent Card and Annual Report, to every Limited Partner. To reduce costs to the Partnership of printing and mailing full sets, we are complying with SEC rules for Internet access of consent materials by sending a Notice of the Partnership’s Consent solicitation materials to all of our Limited Partners. In addition, by following the instructions in the Notice, any Limited Partner may request that a full set of printed consent solicitation materials and or a Consent Card be sent to them at no charge. You can elect to have us send hard copies of the consent materials after receiving the Notice. The rules are not mandatory and we may still choose to mail paper copies of consent solicitation materials to all or some of the Limited Partners.

Q: How do I access the Partnership’s consent solicitation materials online?

The consent solicitation materials, including the Partnership’s full 2017 Consent Statement, Consent Card, and the 2016 Annual Report filed on Form 10- K can be accessed, viewed and printed at the Partnership’s website at http://www.divallproperties.com/relations.php.

Q: How do I request a paper or electronic copy of the Partnership’s consent solicitation materials?

Paper copies of the Partnership’s consent solicitation materials will be made available at no cost to you, but they will only be sent to you if you request them by July 10, 2017, to facilitate timely delivery. You must request a paper copy by telephone at 1-800-547-7686 (DiVall Investor Relations), by e-mail to edevera@phxa.com, or via the Internet at http://www.divallproperties.com/newsletter.php. If you are a Limited Partner of record on May 31, 2017, you may contact us as directed on the accompanying Notice and tell us that you want paper or electronic consent solicitation packages. This selection will apply to all future consent solicitation mailings by us as well.

Q: How will I receive a Consent card?

A Consent Card may be accessed, viewed and printed from the Partnership’s website at www.divallproperties.com/relations.php. However, prior to executing and signing a Consent Card printed from the website, please call DiVall Investor Relations at 1-800-547-7686 for your specific investor label information that must be included on the Consent Card. At no charge, a Consent Card may also be sent to you upon request by telephone at 1-800-547-7686, by e-mail to edevera@phxa.com, or via the Internet at www.divallproperties.com/newsletter.php, by July 10, 2017 to facilitate timely delivery.

Q: Where should I mail my fully executed and signed Consent Card?

A fully labeled, executed and signed Consent Card should be mailed to the independent consent tabulator, Phoenix American Financial Services, Inc., located at 2401 Kerner Blvd, San Rafael, CA 94901. To be counted, a fully labeled, executed and signed Consent Card needs to be received by the Tabulator on or before July 31, 2017.